EXHIBIT 10.73

                                             (LOCKBOX -  WITH ACTIVATION)


                    DEPOSIT ACCOUNT CONTROL AGREEMENT

-------------------------------------------------------------------------

          This Agreement is entered into as of June 23, 2004, among Host America Corporation, Lindley Food Service Corporation and GlobalNet Energy Investors, Inc. (each of the foregoing entities, collectively, "Company"), Laurus Master Fund, Ltd. ("Lender"), and Fleet National Bank ("Bank") with respect to the following:

          A. Bank has established and maintains for Company the following post office numbers (the "Lockbox Addresses") and deposit account numbers (the "Accounts"):

               PO Box 33342   Host America Corporation
                              account #9485371811

               PO Box 33344   Lindley Food Service
                              account #9485371926

               PO Box 33345   Globalnet Energy Investors
                              account #9485371950

          B. Bank performs the services described in Exhibit A, which includes receiving mail at the Lockbox Address, processing it and depositing all checks and other payment instructions ("Checks") into the Accounts (the "Lockbox Service").

          C. Company has assigned to Lender a security interest in the Accounts and in Checks mailed to the Lockbox Address.

          D. Company, Lender and Bank are entering into this Agreement to evidence Lender's security interest in the Accounts and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Accounts.

Accordingly, Company, Lender and Bank agree as follows:
-------------------------------------------------------

1. (a) This Agreement evidences Lender's control over the Accounts. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Accounts, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Accounts without further consent of the Company.

     (b) Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Accounts or any Check deposited in the Accounts, except to Lender.

     (c) Company will not permit the Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender's security interest referred to herein.

2. During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Accounts. Prior to the Activation Period, Company may operate and transact business through the Accounts in its normal fashion, including making withdrawals from the Accounts, but covenants to Lender it will not close the Accounts. Furthermore, Bank agrees that it (i) shall not permit Company to close the Accounts without written approval from Lender and (ii) will perform the services described in Exhibit A, which includes receiving mail at the Lockbox Address, processing it and depositing all Checks into the Accounts, unless Lender consents to the contrary in writing. A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all available balances in the Accounts to Lender at its account specified in the Notice (as defined below). The "Activation Period" means the period which commences within a reasonable period of time not to exceed two Business Days after Bank's receipt of a written notice from Lender in the form of Exhibit B (the "Notice"). A "Business Day" is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Accounts, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company's obligations that are secured by the Checks and the Accounts are paid in full. Lender shall notify Bank promptly in writing upon payment in full of Company's obligations.

4.   Bank is permitted to charge the Accounts:

          (a) for its fees and charges relating to the Accounts or associated with the Lockbox Service and this Agreement; and

          (b) in the event any Check deposited into the Accounts is returned unpaid for any reason or for any breach of warranty claim.

5. (a) If the balances in the Accounts are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Accounts, the Lockbox Service or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

          (b) If the balances in the Accounts are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank within five days after Bank's demand to Lender to pay any amount received by Lender with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.

          (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6. (a) Each Business Day, Bank will send any Checks not processed in accordance with the Lockbox Service set-up documents as well as any other materials, such as invoices, received at the Lockbox Address plus information regarding the deposit for the day to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of the deposit advice to the address specified below for Lender.

          (b) In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.

7. (a) Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

          (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

          (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

          (d) Bank shall have no duty to inquire or determine whether Company's obligations to Lender are in default or whether Lender is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

          (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

          (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lockbox Address, the Accounts or any Check and shall not be in violation of this Agreement for so doing.

8. Company and Lender shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of

Bank. Company's and Lender's obligations under this section shall survive termination of this Agreement.

9. Company and Lender shall jointly and severally pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

10.  Termination and Assignment of this Agreement shall be as follows:

          (a) Lender may terminate this Agreement by providing notice to Company and Bank that all of Company's obligations which are secured by Checks and the Accounts are paid in full. Lender may also terminate or it may assign this Agreement upon 30 day's prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and Lender. Company may not terminate this Agreement or the Lockbox Service except with the written consent of Lender and upon prior written notice to Bank.

          (b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or any other agreement with Bank.

11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

          (b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12. (a) This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to Company.

          (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

          (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

          (d) This Agreement shall be interpreted in accordance with laws of the State of New York without reference to that state's principles of conflicts of law.

13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Lender. Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Lender.

15. This Agreement shall be binding upon, and shall inure to the benefit of, the permitted successors and assigns of the parties.

          In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

HOST AMERICA CORPORATION
("Company")


By:     /s/ Geoffrey Ramsey
   ----------------------------
Name:   Geoffrey Ramsey
     --------------------------         Address for notices:
Title:  CEO                             2 Broadway
      -------------------------         Hamden, CT 06518



LINDLEY FOOD SERVICE CORPORATION
("Company")


By:     /s/ Geoffrey Ramsey
   ----------------------------
Name:   Geoffrey Ramsey
     --------------------------         Address for notices:
Title:  CEO                             201 Wallace St.
      -------------------------         New Haven, CT 06511



GLOBALNET ENERGY INVESTORS, INC.
("Company")


By:     /s/ Geoffrey Ramsey
   ----------------------------
Name:   Geoffrey Ramsey
     --------------------------         Address for notices:
Title:  CEO                             1840 Hutton Dr.
      -------------------------         Carrollton, TX 75006

LAURUS MASTER FUND, LTD.
("Lender")


By:     /s/ David Grin
   ----------------------------
Name:   David Grin
     --------------------------         Address for notices:
Title:  Managing Partner                825 Third Avenue, 14th Floor
      -------------------------         New York, NY 10022

Fleet National Bank
("Bank")


By:     /s/ Arthur E. Rhatigan, Jr.     Address for notices:
   --------------------------------
Name:   Arthur E. Rhatigan, Jr.         1. CASH MANAGEMENT ACCOUNTS
     ------------------------------        ADMINISTRATION
Title:  Sr. VP                          Fleet National Bank
      -----------------------------     575 Pigeon Hill Rd.
                                        Windsor, CT  06095
                                        Mail Stop: CT2-507-01-02
                                        Phone:  860-725-2089
                                        Fax:    1-800-391-0617

                                        2. ARTHUR E. RHATIGAN, JR.

                                        Fleet National Bank
                                        157 Church Street
                                        New Haven, CT  06510
                                        Mail Stop: CT2-226-26-04
                                        Phone:  203-752-4886
                                        Fax:    203-752-4887

                                                                EXHIBIT A
                                                                ---------
                                     TO DEPOSIT ACCOUNT CONTROL AGREEMENT
                                     ------------------------------------

                      STANDARD TERMS AND CONDITIONS
                      -----------------------------

The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, Company instructs its customers to mail checks it wants to have processed under the Service to the Lockbox Address. Bank picks up mail at the Lockbox Address according to its mail pick-up schedule. Bank will have unrestricted and exclusive access to the mail directed to the Lockbox Address. Bank will provide Company with the Lockbox Service for a Lockbox Address when Company has completed and Bank has received Bank's then current set-up documents for the Lockbox Address.

If Bank receives any mail containing Company's lockbox number at Bank's lockbox operations location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING
----------

Bank will handle Checks received at the Lockbox Address according to the applicable deposit account agreement, as if the Checks were delivered by Company to Bank for deposit to the Account, except as modified by these Terms and Conditions.

Bank will open the envelopes picked up from the Lockbox Address and remove the contents. For the Lockbox Address, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Company's set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents. Bank will endorse all Checks Bank processes on Company's behalf.

If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Company agrees to indemnify Bank, the drawee bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.

If Company instructs Bank not to process a check bearing a handwritten or typed notation "Payment in Full" or words of similar import on the face of the check, Company understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to Company or any other party for losses suffered if Bank fails to detect Checks bearing such notations.

RETURNED CHECK
--------------

Unless Company and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked "Refer to Maker," "Not Sufficient Funds" or "Uncollected Funds." If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the Accounts and return the Check to Company. Company agrees that Bank will not send a returned item notice to Company for a returned Check unless Company and Bank have agreed otherwise.

ACCEPTABLE PAYEES
-----------------

For the Lockbox Address, Company will provide to Bank the names of Acceptable Payees ("Acceptable Payee" means Company's name and any other payee name provided to Bank by Company as an acceptable payee for Checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Company warrants that each Acceptable Payee is either (i) a variation of Company's name or (ii) is an affiliate of Company which has authorized Checks payable to it to be credited to the Accounts. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee's name that Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS
----------------------------------

Company may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, so long as such changes do not conflict with the terms of the Deposit Account Control Agreement. Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from Company.

                                                                EXHIBIT B
                                                                ---------
                                        DEPOSIT ACCOUNT CONTROL AGREEMENT
                                        ---------------------------------


                         [Letterhead of Lender]

TO:  CASH MANAGEMENT ACCOUNTS ADMINISTRATION
     Fleet National Bank
     575 Pigeon Hill Rd.
     Windsor, CT  06095
     Mail Stop: CT2-507-01-02
     Phone:  860-725-2089
     Fax:    1-800-391-0617


          Re:  [Name of Company]
               Account No._______________________________


Ladies and Gentlemen:

     Reference is made to the Deposit Account Control Agreement dated as of June 23, 2004 (the "Agreement") among [Company Name], us and you regarding the above-described account (the "Account"). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:           ______________________________
Bank Address:        ______________________________
ABA No.:             ______________________________
Account Name:        ______________________________
Account No.:         ______________________________
Beneficiary's Name:  ______________________________


                                   Very truly yours,

                                   LAURUS MASTER FUND, LTD.
                                   as Lender

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________